Exhibit 16.1

October 7, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements included in the Expert section of Amendment No. 4 to Form F-1 of Lichen China Limited and subsidiaries (the “Company”), which we understand will be filed with the Securities and Exchange Commission on October 7, 2022. We agree with the statements concerning our Firm in such Amendment No.4 to Form F-1.

Very truly yours,

/s/ Briggs & Veselka Co.

Briggs & Veselka Co.
Houston, Texas

October 7, 2022